AEP Reports 2007 First-Quarter Earnings
COLUMBUS, Ohio, April 26 /PRNewswire-FirstCall/ --

- 2007 first-quarter earnings: $0.68 per share GAAP and ongoing

- Company sees growth in retail sales; expansion in utility gross margin shows benefit of rate relief in a number of jurisdictions

- Decline in earnings from prior period was expected because of planned generation outages for completion of environmental projects, increased expenses and an anticipated reduction in items that contributed to 2006 earnings

- AEP reaffirms 2007 ongoing earnings guidance range of between $2.85 and $3.05 per share

AMERICAN ELECTRIC POWER
Preliminary, unaudited results

	1st quarter ended March 31
	2006	2007	Variance
Revenue ($ in billions)	3.1	3.2	0.1
Earnings ($ in millions):
GAAP	381	271	(110)
Ongoing	378	271	(107)
EPS ($):
GAAP	0.97	0.68	(0.29)
Ongoing	0.96	0.68	(0.28)

EPS based on 394mm shares in Q1 2006 and 397mm in Q1 2007

American Electric Power (NYSE: AEP) today reported 2007 first-quarter earnings, prepared in accordance with Generally Accepted Accounting Principles (GAAP), of $271 million, or $0.68 per share, compared with $381 million, or $0.97 per share, for first-quarter 2006.

Ongoing earnings (earnings excluding special items) for first-quarter 2007 were $271 million, or $0.68 per share, compared with $378 million, or $0.96 per share, for first-quarter 2006.

There was no difference between GAAP and ongoing earnings for first-quarter 2007. A full reconciliation of GAAP earnings to ongoing earnings for the prior period is included in tables at the end of this news release.

"Our 2007 is off to a very good start," said Michael G. Morris, chairman, president and chief executive officer of American Electric Power. "In the first quarter, we saw the consistently solid financial and operational performance we've come to expect from our utilities, as well as a continuation of the strong performance by our MEMCO barge operations after its incredible year in 2006.

"We saw growth in our retail sales in the first quarter and an expansion of utility gross margin, a benefit of rate relief we received in a number of our states in the second half of 2006," Morris said. "And MEMCO, despite being hindered by a return to more normal winter river operating conditions, when compared to milder weather in last year's first quarter, still had very good results for the quarter."

In its planning for 2007, AEP identified factors that would lead to a decline in earnings in the first quarter when compared to the prior period and included those factors when establishing earnings guidance for the year, Morris said.

"We knew that two of our large coal-fired power plants would be unavailable in the quarter because of the scheduled completion of environmental retrofits on the plants," Morris said. "We planned for the increase in operating and maintenance expenses related to those projects and for the temporary reduction in available generating capacity. Since completion of the projects in the first quarter, plant performance from both a production and environmental perspective has been excellent."

AEP also planned for an approximately $0.20-per-share decline in first-quarter 2007 ongoing earnings from items that contributed to the 2006 results but would be reduced or absent in 2007. The items were:

-- Elimination of the Seams Elimination Charge Adjustment, or SECA rates, that contributed to transmission gross margin in 2006 but ended on April 1, 2006, in various AEP jurisdictions in the East; the rates were put into place in December 2004 by the Federal Energy Regulatory Commission to offset the loss of through-and-out rates brought by a change in the commission's authorized tariffs.

-- A reduction in the earnings-sharing payment from Centrica, the final payment from AEP's participation in a multi-year earnings-sharing mechanism established in 2002, when AEP sold its Texas retail electricity providers to Centrica.

-- The reduction in gross margin from a sale of emissions credits that contributed to first-quarter 2006 earnings. "With emissions credits, we're opportunists and not regular market participants," Morris said.

"We sold credits last year when we saw an opportunity to take advantage of incredibly high prices in the marketplace. We did not expect that opportunity to be repeated this year."

EARNINGS GUIDANCE

AEP reaffirmed its ongoing guidance range for 2007 of between $2.85 and $3.05 per share. In providing ongoing earnings guidance, there could be differences between ongoing earnings and GAAP earnings for matters such as, but not limited to, divestitures or changes in accounting principles. AEP management is not able to estimate the impact, if any, on GAAP earnings of these items.  Therefore, AEP is not able to provide a corresponding GAAP equivalent for earnings guidance.

SUMMARY ONGOING RESULTS BY SEGMENT
$ in millions except EPS

	Q1 06	Q1 07	Variance
Utility Operations	365	253	(112)
Ongoing EPS	0.93	0.63	(0.30)
MEMCO	21	15	(6)
Ongoing EPS	0.05	0.04	(0.01)
Generation and Marketing	4	(1)	(5)
Ongoing EPS	0.01	0.00	(0.01)
All Other	(12)	4	16
Ongoing EPS	(0.03)	0.01	0.04
Ongoing Earnings	378	271	(107)
Ongoing EPS	0.96	0.68	(0.28)

EPS based on 394mm shares in Q1 2006 and 397mm in Q1 2007

Ongoing earnings from Utility Operations decreased by $112 million during the first quarter of 2007 when compared with the same period in 2006. Higher gross margins from retail sales were more than offset by lower off-system sales margins, higher operating expenses and a lower earnings-sharing payment received from Centrica. AEP received $20 million in first-quarter 2007 from the Centrica earnings-sharing agreement, compared to $70 million received in first-quarter 2006.

Ongoing earnings from AEP's MEMCO barge operations were lower in first-quarter 2007 than in the prior period, when MEMCO benefited from near-perfect operating conditions and a strong freight market. Cold weather in the 2007 first quarter, representing a return to more normal winter weather, created icy conditions typical for winter on the rivers and hindered MEMCO's operations.

Generation and Marketing, which includes AEP's non-regulated generating, marketing and risk management activities in the Electric Reliability Council of Texas (ERCOT) market area, was down $5 million in first-quarter 2007 when compared to the prior period because of an outage at the Oklaunion power plant in Texas.

All Other, which includes the Parent Company and other investments, improved by $16 million from the prior period. Included in the 2006 results are the losses from operations at the Plaquemine Cogeneration Facility that was sold to Dow Chemical Company during fourth-quarter 2006.

ONGOING RESULTS FROM UTILITY OPERATIONS
$ in millions except EPS

	Q1 06	Q1 07	Variance
East Regulated Integrated Utilities	564	604	40
Ohio Companies	517	603	86
West Regulated Integrated Utilities	195	200	5
Texas Wires	106	114	8
Off-System Sales	222	181	(41)
Transmission Revenue - 3rd Party	101	72	(29)
Other Operating Revenue	135	140	5
Total Gross Margin	1,840	1,914	74
Operations & Maintenance	(717)	(828)	(111)
Depreciation & Amortization	(340)	(383)	(43)
Taxes Other Than Income Taxes	(187)	(184)	3
Interest Expense & Preferred Dividend	(154)	(179)	(25)
Other Income & Deductions	109	39	(70)
Income Taxes	(186)	(126)	60
Total Utility Operations	365	253	(112)
Ongoing EPS	0.93	0.63	(0.30)

EPS based on 394mm shares in Q1 2006 and 397mm in Q1 2007

Retail Sales -- The improvement in retail gross margins reflects the results from new rates in the Ohio Companies and in AEP's integrated regulated utilities in Virginia, West Virginia and Kentucky. Favorable weather when compared to the prior year and increased usage added to the improvement. When compared to the same period last year, heating degree-days in first-quarter 2007 were 25 percent higher in the East and 37 percent higher in the West's SPP region, which includes AEP's Public Service Company of Oklahoma and Southwestern Electric Power Company utility subsidiaries. When compared to normal, heating degree-days were 1 percent higher in the East in the quarter and 6 percent lower in the West.

Off-System Sales -- Gross margins from Off-System Sales for first-quarter 2007 were $41 million lower than in the same period in 2006. Decreased physical sales from plants in the East were a primary factor in the decline in gross margin. Opportunities for physical sales were limited by the reduction in available generating capacity in the East because of the completion of the environmental retrofits, and by the use of the remaining available generating capacity to meet the increased demand from AEP's utility customers.

Transmission Revenues -- Transmission Revenues decreased $29 million in the first quarter when compared to the prior period as a result of the cessation of the SECA rates that contributed to earnings last year but ended on April 1, 2006, in various AEP jurisdictions in the East. Operations & Maintenance Expense -- O&M expenses increased by $111 million in first-quarter 2007 when compared to the same period in 2006. Contributing to the O&M increase in the quarter were higher tree management expenses, including storm restoration costs incurred by AEP's Public Service Company of Oklahoma utility subsidiary after a January 2007 ice storm, and increased plant maintenance expenses.

Depreciation & Amortization -- The increase in Depreciation & Amortization in first-quarter 2007, when compared to the prior period, is primarily attributed to increased regulatory amortization at the Ohio Companies, Appalachian Power and AEP Texas Central, and an increase in depreciable plant.

Interest Expense & Preferred Dividends -- Increased long-term debt, including the issuance of securitization bonds at AEP Texas Central, led to the increase in Interest Expense from the prior period.

Other Income & Deductions -- The lower earnings-sharing payment received from Centrica was the primary reason for the decrease in Other Income & Deductions when compared to the prior period.

WEBCAST

American Electric Power's quarterly conference call with financial analysts will be broadcast live over the Internet at 9 a.m. EDT today at http://www.aep.com/go/webcasts . The webcast will include audio of the conference call and visuals of charts and graphics referred to by AEP management during the call. The charts and graphics will be available for download at http://www.aep.com/go/webcasts .

The call will be archived on http://www.aep.com/go/webcasts for use by those unable to listen during the live webcast. Archived calls are also available as podcasts.

Minimum requirements to listen to broadcast: The Windows Media Player software, free from http://windowsmedia.com/download , and at least a 56Kbps connection to the Internet.

American Electric Power is one of the largest electric utilities in the United States, delivering electricity to more than 5 million customers in 11 states. AEP ranks among the nation's largest generators of electricity, owning nearly 38,000 megawatts of generating capacity in the U.S. AEP also owns the nation's largest electricity transmission system, a nearly 39,000-mile network that includes more 765 kilovolt extra-high voltage transmission lines than all other U.S. transmission systems combined. AEP's transmission system directly or indirectly serves about 10 percent of the electricity demand in the Eastern Interconnection, the interconnected transmission system that covers 38 eastern and central U.S. states and eastern Canada, and approximately 11 percent of the electricity demand in ERCOT, the transmission system that covers much of Texas. AEP's utility units operate as AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana and east Texas). AEP's headquarters are in Columbus, Ohio.

AEP's earnings are prepared in accordance with accounting principles generally accepted in the United States and represent the company's earnings as reported to the Securities and Exchange Commission. AEP's management believes that the company's ongoing earnings, or GAAP earnings adjusted for certain items as described in the news release and charts, provide a more meaningful representation of the company's performance. AEP uses ongoing earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results. The company also uses ongoing earnings data internally to measure performance against budget and to report to AEP's board of directors.

This report made by AEP and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its Registrant Subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: electric load and customer growth; weather conditions, including storms; available sources and costs of, and transportation for, fuels and the creditworthiness of fuel suppliers and transporters; availability of generating capacity and the performance of AEP's generating plants; AEP's ability to recover regulatory assets and stranded costs in connection with deregulation; AEP's ability to recover increases in fuel and other energy costs through regulated or competitive electric rates; AEP's ability to build or acquire generating capacity when needed at acceptable prices and terms and to recover those costs through applicable rate cases or competitive rates; new legislation, litigation and government regulation including requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions (including rate or other recovery for new investments, transmission service and environmental compliance); resolution of litigation (including pending Clean Air Act enforcement actions and disputes arising from the bankruptcy of Enron Corp. and related matters); AEP's ability to constrain operation and maintenance costs; the economic climate and growth in AEP's service territory and changes in market demand and demographic patterns; inflationary and interest rate trends; AEP's ability to develop and execute a strategy based on a view regarding prices of electricity, natural gas and other energy-related commodities; changes in the creditworthiness of the counterparties with whom AEP has contractual arrangements, including participants in the energy trading market; actions of rating agencies, including changes in the ratings of debt; volatility and changes in markets for electricity, natural gas and other energy-related commodities; changes in utility regulation, including the potential for new legislation or regulation in Ohio and membership in and integration into regional transmission organizations; accounting pronouncements periodically issued by accounting standard-setting bodies; the performance of AEP's pension and other postretirement benefit plans; prices for power that AEP generates and sell at wholesale; changes in technology, particularly with respect to new, developing or alternative sources of generation; other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes and other catastrophic events.

American Electric Power
Financial Results for 1st Quarter 2007 Actual vs 1st Quarter 2006 Actual

		2006 Actual($millions)EPS		2007 Actual ($ millions) EPS

UTILITY OPERATIONS:
Gross Margin:
1	East Regulated Integrated Utilities	564		604
2	Ohio Companies	517		603
3	West Regulated Integrated Utilities	195		200
4	Texas Wires	106		114
5	Off-System Sales	222		181
6	Transmission Revenue - 3rd Party	101		72
7	Other Operating Revenue	135		140
8	Utility Gross Margin	1,840		1,914

9	Operations & Maintenance	(717)		(828)
10	Depreciation & Amortization	(340)		(383)
11	Taxes Other than Income Taxes	(187)		(184)
12	Interest Exp & Preferred Dividend	(154)		(179)
13	Other Income & Deductions	109		39
14	Income Taxes	(186)		(126)
15	Utility Operations Ongoing Earnings	365	0.93	253	0.63

NON-UTILITY OPERATIONS:
16	MEMCO	21	0.05	15	0.04
17	Generation & Marketing	4	0.01	(1)	-
18	Parent & Other Ongoing Earnings	(12)	(0.03)	4	0.01
19	ONGOING EARNINGS	378	0.96	271	0.68

Note: For analysis purposes, certain financial statement amounts have been reclassified for this effect on earnings presentation.

American Electric Power

Financial Results for the 1st Quarter 2007
Reconciliation of Ongoing to Reported Earnings

	2007

			Generation
			and	Parent &
	Utility	MEMCO	Marketing	All Other	Total	EPS
	($ millions)
Ongoing Earnings	253	15	(1)	4	271	$0.68

Total Special Items	-	-		-	-	$-

Reported Earnings	253	15	(1)	4	271	$0.68

Financial Results for the 1st Quarter 2006
Reconciliation of Ongoing to Reported Earnings

	2006

			Generation
			and	Parent &
	Utility	MEMCO	Marketing	All Other	Total	EPS
	($ millions)
Ongoing Earnings	365	21	4	(12)	378	$0.96

Dispositions:
Gain on Sale of
UK Operations	-	-		3	3	$0.01

Total Special Items	-	-		3	3	$0.01

Reported Earnings	365	21	4	(9)	381	$0.97

American Electric Power
Summary of Selected Sales Data
For Domestic Operations
(Data based on preliminary, unaudited results)

	3 Months Ended March 31,
	2006	2007	Change
ENERGY & DELIVERY SUMMARY
Retail - Domestic Electric
(in millions of kWh):
Residential	12,938	14,139	9.3%
Commercial	8,909	9,359	5.1%
Industrial	13,222	13,565	2.6%
Miscellaneous	618	614	-0.6%
Total Domestic Retail (a)	35,687	37,677	5.6%

Wholesale - Domestic Electric
(in millions of kWh): (b)	10,844	8,778	-19.1%

Texas Wires Delivery
(in millions of kWh):	5,546	5,831	5.1%

EAST REGION WEATHER SUMMARY
(in degree days):
Actual - Heating (c)	1,456	1,816	24.7%
- Cooling (d)	1	14	nm
Normal - Heating (c)		1,792	1.3	% *
- Cooling (d)		3	nm	*

PSO/SWEPCo WEATHER SUMMARY
(in degree days):
Actual - Heating (c)	658	902	37.1%
- Cooling (d)	43	56	30.2%
Normal - Heating (c)		959	-5.9	% *
- Cooling (d)		18	211.1	% *

* 2007 Actual vs. Normal

(a) The energy summary represents load supplied by AEP. Delivery of energy by Texas Wires supplied by others is not included.
(b) Includes Off-System Sales, Texas Supply, Municipalities and Cooperatives, Unit Power, and Other Wholesale Customers.
(c) Heating Degree Days temperature base is 55 degrees
(d) Cooling Degree Days temperature base is 65 degrees

SOURCE American Electric Power
-0-	04/26/2007
/CONTACT: Media: Pat D. Hemlepp, Director, Corporate Media Relations,
+1-614-716-1620, or Analysts: Julie Sloat Vice President, Investor Relations,
+1-614-716-2885, both of American Electric Power /
/Company News On-Call: http://www.prnewswire.com/comp/042050.html /
/Web site: http://www.aep.com /
(AEP)